Registration No. 33-________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COCA-COLA ENTERPRISES INC.
(Exact name of Registrant as specified in its charter)

Delaware	58-0503352
(State of Incorporation)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including Zip Code)

COCA-COLA ENTERPRISES INC.
MATCHED EMPLOYEE SAVINGS AND INVESTMENT PLAN
(Full title of the Plan)

John R. Parker, Jr., Esq.
Vice President and General Counsel
Coca-Cola Enterprises Inc.
2500 Windy Ridge Parkway
Atlanta, GA 30339
(Name and address of agent for service)

(770) 989-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Coca-Cola Enterprises Inc. Common Stock, $1.00 par value	11,000,000(1) shares	$25.1875(2)	$277,062,500(2)	$77,052(2)
Participation in the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan	(3)	(4)	(4)	(4)

(1)     The 11,000,000 shares being registered represent the incremental number of shares that may be purchased under the Plan.
(2)     Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on November 1, 1999.
(3)     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4)     Not applicable.

EXPLANATORY NOTE

          This Registration Statement increases the number of shares of Coca-Cola Enterprises Inc. Common Stock, $1.00 par value, that may be issued under the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan from 24,700,000 to 35,700,000. In 1992, the name of the plan was changed from the Coca-Cola Enterprises Inc. Savings and Investment Plan to the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan, and on October 1, 1999, The Coca-Cola Bottling Company of New York Savings and Investment Plan was merged into the Plan. The contents of the Registrant's Registration Statements on Form S-8, as amended, Registration No. 33-18059, filed with the Securities and Exchange Commission on October 21, 1987; Registration No. 333-51575, filed with the Securities and Exchange Commission on May 1, 1998; and Registration No. 33-53229, filed with the Securities and Exchange Commission on April 22, 1994, as amended by Registration Statement 330-58697 filed May 18, 1995 (the "Prior Registration Statements"), are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statements.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed by the registrant with the Commission are incorporated herein by reference:

          (a)     the registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for its fiscal year ended December 31, 1998;

          (b)     all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998;

          (c)     the description of the registrant's common stock to be offered hereby which is contained in the registration statement filed on Form 8-A on October 28, 1986, under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated hereby by reference and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article Sixth of the Registrant's Restated Certificate of Incorporation provides for the elimination of personal liability of directors of the Registrant for monetary damages for breaches of certain of their fiduciary duties to the full extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "GCL"). Section 102(b)(7) of the GCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its shareholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase in violation of the statute, or obtaining an improper personal benefit.

          Article Eleventh of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors, officers and employees to the extent permitted by the GCL. Section 145 of the GCL authorizes indemnification of directors, officers, employees and agents from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director, officer, employee or agent of the corporation. The section permits indemnification if the individual acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the corporation, the individual is adjudged to be liable to the corporation, he may be indemnified for expenses only to the extent that the court finds to be proper. Present or former directors or officers who are successful in defense of any claim against them are entitled to indemnification as of right against expenses reasonably incurred in connection therewith. Otherwise, with respect to current directors or officers, indemnification shall be made (unless otherwise ordered by a court) only if a majority of the disinterested directors, a committee of disinterested directors, independent legal counsel or the stockholders determine that the applicable standard of conduct has been met. Section 145 authorizes such indemnity for persons who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

          The Registrant maintains directors and officers liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

          4.1     Restated Certificate of Incorporation of Coca-Cola Enterprises, as amended on April 21, 1997, incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K (Date of Report July 22, 1997).

          4.2     Bylaws of Coca-Cola Enterprises, as amended through April 23, 1999, incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, No. 333-77801.

          23     Consent of Ernst & Young LLP.

          24.1     Powers of Attorney.

          24.2     Resolution of Board of Directors.

          An opinion of counsel is not being filed because the securities being registered are not original issuance securities, and the Coca-Cola Matched Employee Savings and Investment Plan is not subject to the requirements of ERISA.

ITEM 9. UNDERTAKINGS.

     A.     Rule 415 Offering.

          The undersigned registrant hereby undertakes:

          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.     Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.     Filing of Registration Statement on Form S-8.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st day of November, 1999.

COCA-COLA ENTERPRISES INC.

(Registrant)
By: S/ LOWRY F. KLINE
Lowry F. Kline
Executive Vice President and
Chief Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
S/ MICHAEL J. COGHLAN (Michael P. Coghlan)	Vice President, Controller and Principal Accounting Officer (principal accounting officer)	November 1, 1999
S/ PATRICK J. MANNELLY (Patrick J. Mannelly)	Vice President and Chief Financial Officer (principal financial officer)	November 1, 1999
HENRY A. SCHIMBERG* (Henry A. Schimberg)	President and Chief Executive Officer and a Director (principal executive officer)	October 26, 1999
HOWARD G. BUFFETT* (Howard G. Buffett)	Director	October 26, 1999
JAMES E. CHESTNUT* (James E. Chestnut)	Director	October 26, 1999
JOHN L. CLENDENIN* (John L. Clendenin)	Director	October 26, 1999
JOHNNETTA B. COLE* (Johnnetta B. Cole)	Director	October 26, 1999
J. TREVOR EYTON* (J. Trevor Eyton)	Director	October 26, 1999
JOSEPH R. GLADDEN, JR.* (Joseph R. Gladden, Jr.)	Director	October 26, 1999
CLAUS M. HALLE* (Claus M. Halle)	Director	October 26, 1999
L. PHILLIP HUMANN* (L. Phillip Humann)	Director	October 26, 1999
JOHN E. JACOB* (John E. Jacob)	Director	October 26, 1999
SUMMERFIELD K. JOHNSTON, JR.* (Summerfield K. Johnston, Jr.)	Director	October 26, 1999
ROBERT A. KELLER* (Robert A. Keller)	Director	October 26, 1999
JEAN-CLAUDE KILLY* (Jean-Claude Killy)	Director	October 26, 1999
SCOTT L. PROBASCO, JR.* (Scott L. Probasco, Jr.)	Director	October 26, 1999

*By: S/ JOHN R. PARKER, JR.
John R. Parker, Jr.
Attorney-in-Fact

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 28, 1999.

COCA-COLA ENTERPRISES INC.

By:     GLOBAL RETIREMENT PROGRAM COMMITTEE

      S/ VICKI R. PALMER
By:_____________________________

Title:   CHAIRPERSON

INDEX TO EXHIBITS

Exhibit Number

     4.1          Restated Certificate of Incorporation of Coca-Cola Enterprises, as
                    amended on April 21, 1997, incorporated by reference to Exhibit 3 to the
                    Company's Current Report on Form 8-K (Date of Report July 22, 1997).

    4.2          Bylaws of Coca-Cola Enterprises, as amended through April 23, 1999, incorporated by reference to Exhibit 4.2 to the Company's Registration
                   Statement on Form S-3, No. 333-77801.

     23          Consent of Ernst & Young LLP.

     24.1        Powers of Attorney.

     24.2        Resolution of Board of Directors.